UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

AMERICA’S SUPPLIERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27012 (Commission File Number)	27-1445090 (I.R.S. Employer Identification No.)

7575 E. Redfield Rd., Suite 201, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480)-922-8155

______________________ ___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 2, 2014 Jeffrey Dorsey was appointed as the Chief Financial Officer of America’s Suppliers, Inc. (the “Company”). Since July 25, 2013 Mr. Dorsey has served as the Vice President of Finance and Operations of the Company and his responsibilities have included functions typically performed by a person serving as the principal financial officer or principal accounting officer of a company of similar size and organizational structure as the Company. Further, since November 4, 2013, Mr. Dorsey has served as the Treasurer and Secretary of the Company. Mr. Dorsey’s business background and experience has been described in previous reports filed by the Company with the Securities and Exchange Commission, including a Current Report on Form 8-K dated July 25, 2013, which descriptions are incorporated herein.

In conjunction with being appointed Chief Financial Officer the Board of Directors of the Company (the “Board”) increased Mr. Dorsey’s annual base salary to $125,000 and granted Mr. Dorsey an option to acquire 25,000 shares of Company common stock with an exercise price of $0.13 per share (the “Option”). The Option is subject to vesting, with twenty percent vesting immediately upon grant, and the remaining 80% vesting in tranches on or before the third anniversary of the date of grant. The Option was granted pursuant to the terms and conditions of the Company’s 2009 Long Term Incentive Compensation Plan.

Independent Director Fees

To help reduce the Company’s overhead costs yet preserve Board participation and value, on June 2, 2014, the Board reduced the quarterly fee payable to each independent director from $5,000 to $2,500. Such reduction in fees is effective for the quarter ended September 30, 2014. The Company also expects to begin paying independent directors a fee for attending Board meetings, but will determine whether to pay such a fee, and the amount of any such fee at a later date.

Item 8.01 Other Events

On May 7, 2014, the Board formed a special independent committee of the Board (the “Committee”) to evaluate strategies for, and provide a recommendation to, the Board regarding decreasing the Company’s overhead costs, including, without limitation, terminating the registration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “De-Registration”). After reviewing and considering multiple factors, including the potential benefits of having the Company’s common stock registered under the federal securities laws and quoted on certain tiers of the OTC Markets versus the significant costs imposed on the Company to maintain such registration and the Company’s current and anticipated business plans and operations, on June 3, 2014 the Committee recommended to the Board that as a measure to reduce the Company’s overhead costs the Company effect the De-Registration. On June 3, 2014, the Board determined that the De-Registration is in the best interests of the Company and its stockholders, voted in favor of the Committee’s recommendation and thus approved the De-Registration. The Company expects to effect the De-Registration in the third quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Suppliers, Inc.

By:	/s/ Marc Joseph
Name:	Marc Joseph
Title:	President and Chief Executive Officer

Date: June 6, 2014